Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238068

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 20, 2020)

8,475,000 Shares

Owens & Minor, Inc.

Common Stock

We are offering 8,475,000 shares of our common stock, par value $2.00 per share (“Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “OMI.” On October 1, 2020, the closing price of our Common Stock as reported on the NYSE was $22.56.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors included in the information incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our Common Stock.

	Per Share	Total
Public offering price	$20.50	$173,737,500
Underwriting discounts and commissions(1)	$0.97375	$8,252,531
Proceeds, before expenses, to us	$19.52625	$165,484,969

(1)	See “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information regarding underwriting compensation payable to the underwriters and estimated offering expenses.

We have granted the underwriters an option to acquire from us up to 1,271,250 additional shares of Common Stock on the same terms and conditions as set forth above. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

Delivery of the shares of Common Stock will be made on or about October 6, 2020 through the book-entry facilities of the Depository Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan	Baird

Co-Managers

PNC Capital Markets LLC	Guggenheim Securities

The date of this prospectus supplement is October 1, 2020.

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering, including a description of the Common Stock offered hereby, as well as more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. Neither we nor the underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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Terms used in this Prospectus Supplement

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

•

“Adjusted operating income” refers to (i) for the six months ended June 30, 2019 and 2020, operating income excluding intangible amortization, acquisition-related and exit and realignment charges, software as a service implementation costs, and certain other items and (ii) for the fiscal year 2018 and 2019, operating income excluding intangible amortization, goodwill and intangible asset impairment charges, acquisition-related and exit and realignment charges, fair value adjustments related to purchase accounting, software as a service implementation costs, income from discontinued operations and certain other items;

•	“Adjusted operating income as a percent of revenue” or “adjusted operating margin” refers to Adjusted operating income as a percent of revenue;

•

“Adjusted net income” refers to (i) for the six months ended June 30, 2019 and 2020, loss from continuing operations excluding intangible amortization and accompanying income tax expense (benefit), acquisition-related and exit and realignment charges and accompanying income tax expense (benefit), software as a service implementation costs and accompanying income tax expense (benefit), (gain) loss on extinguishment and modification of debt and accompanying income tax expense (benefit), tax adjustments and certain other items and accompanying income tax expense (benefit) and (ii) for the fiscal year 2018 and 2019, net loss excluding intangible amortization and accompanying income tax expense (benefit), goodwill and intangible asset impairment charges and accompanying income tax expense (benefit), acquisition-related and exit and realignment charges and accompanying income tax expense (benefit), fair value adjustments related to purchase accounting and accompanying income tax expense (benefit), software as a service implementation costs and accompanying income tax expense (benefit), (gain) loss on extinguishment and modification of debt and accompanying income tax expense (benefit), tax adjustments and income from discontinued operations;

•

“Adjusted net income per share” refers to (i) for the six months ended June 30, 2019 and 2020, loss from continuing operations per diluted common share excluding intangible amortization, acquisition-related and exit and realignment charges, software as a service implementation costs, (gain) loss on extinguishment and modification of debt, tax adjustments and certain other items and (ii) for the fiscal year 2018 and 2019, net loss from continuing operations per diluted common share excluding intangible amortization, goodwill and intangible asset impairment charges, acquisition-related and exit and realignment charges, fair value adjustments related to purchase accounting, software as a service implementation costs, (gain) loss on extinguishment and modification of debt, tax adjustments and income from discontinued operations;

•

“Term A Loans” refers to the Term A-1 Loan and the Term A-2 Loan under that certain Credit Agreement dated as of July 27, 2017 (as amended, modified, extended, restated, replaced, or supplemented, the “Credit Agreement”) among us, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A. and a syndicate of financial institutions, including Citibank, N.A.; and

•	“we,” “our,” “us,” “OMI,” “the company” and “our company” refer to Owens & Minor, Inc. and its consolidated subsidiaries.

Adjusted operating income, Adjusted operating income as a percent of revenue (or adjusted operating margin), Adjusted net income and Adjusted net income per share are non-GAAP financial measures. For further information about our non-GAAP financial measures including detailed adjustments made in the calculation of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, we refer you to the sections entitled “Prospectus Supplement Summary—Summary Consolidated Financial and Other Data” herein.

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Basis of Presentation

Unless otherwise indicated or the context otherwise requires, financial data included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus reflect the business and operations of Owens & Minor, Inc. and its consolidated subsidiaries. See “Selected Consolidated Financial Data” in our Annual Report on Form 10-K for year ended December 31, 2019 (“2019 Annual Report”) and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus for more information.

Trademarks

This prospectus and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this prospectus supplement and the accompanying prospectus, we have included or incorporated by reference information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus supplement titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this prospectus supplement but have not independently verified them and cannot guarantee their accuracy or completeness.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC filings are available at the Internet website maintained by the SEC at www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Common Stock offered hereby. This prospectus supplement and the accompanying prospectus is a part of that registration statement, but does not contain all of the information in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the Common Stock offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it.

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INCORPORATION BY REFERENCE

We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 4, 2020, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March  19, 2020 and definitive additional materials filed on April 6, 2020;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March  31, 2020 filed with the SEC on May 6, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter June 30, 2020 filed with the SEC on August  5, 2020 (collectively, the “Quarterly Reports”);

•

our Current Reports on Form 8-K filed with the SEC on February 18, 2020 (Item 1.01 only), February  19, 2020 (Item 1.01 only), March 2, 2020, March  27, 2020 (Item 8.01 only), April  6, 2020, May  6, 2020 (Item 5.02 and Item 5.07 only), May 21, 2020 and June 18, 2020 (Item 2.01 only), and our Current Report on Form 8-K/A filed with the SEC on April 9, 2020; and

•	our Form 8-A filed with the SEC on July 13, 2004, including any amendments or supplements thereto.

We also incorporate by reference in this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until all of the shares of Common Stock offered hereby have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:

Owens & Minor, Inc.

9120 Lockwood Boulevard,

Mechanicsville, Virginia 23116

(804) 723-7000

Attn: Corporate Secretary

Internet Website: owens-minor.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE DOES NOT CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS SUPPLEMENT.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to:

•

our ability to achieve revenue and operating income goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, and any worsening of the pandemic or future pandemics, related governmental responses, a decrease in revenue ultimately resulting in less cash flow, longer duration in receivables collection, the need to expedite payments to important suppliers may grow, shifts in demand away from certain products we manufacture and distribute, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, temporary production and distribution center and office closures due to reduced workforces or government mandates, availability of raw materials, potential resulting labor negotiations or disputes, changes in the types and numbers of businesses that compete with us, including non-traditional competitors, and the aggressiveness of that competition, impacts of the pandemic or future pandemics on other third parties with whom we conduct business, the healthcare industry, and the broader business environment, and trends in elective surgeries and other healthcare spending not directly associated with COVID-19;

•	competitive pressures in the marketplace, including intense pricing pressure;

•	our ability to retain existing and attract new customers in a market characterized by significant customer consolidation and intense cost-containment initiatives;

•	our dependence on sales to certain customers or the loss or material reduction in purchases by key customers;

•	our dependence on distribution of product of certain suppliers;

•	our ability to successfully identify, manage or integrate acquisitions;

•

our ability to successfully manage our international operations, including risks associated with changes in international trade regulations, foreign currency volatility, changes in regulatory conditions, deteriorating economic conditions, adverse tax consequences, and other risks of operating in international markets;

•	uncertainties related to and our ability to adapt to changes in government regulations, including healthcare laws and regulations;

•	risks arising from possible violations of legal, regulatory or licensing requirements of the markets in which we operate;

•	uncertainties related to general economic, regulatory and business conditions;

•	our ability to successfully implement our strategic initiatives;

•	the availability of and modifications to existing supplier funding programs and our ability to meet the terms to qualify for certain of these programs;

•	the effect of price volatility in the commodities markets, including fuel price fluctuations, on our operating costs and supplier product prices;

•	our ability to adapt to changes in product pricing and other terms of purchase by suppliers of product;

•	the ability of customers and suppliers to meet financial commitments due to us;

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•	changes in manufacturer preferences between direct sales and wholesale distribution;

•	changing trends in customer profiles and ordering patterns and our ability to meet customer demand for additional value-added services;

•	our ability to manage operating expenses and improve operational efficiencies in response to changing customer profiles;

•	our ability to meet performance targets specified by customer contracts under contractual commitments;

•	availability of and our ability to access special inventory buying opportunities;

•	the ability of business partners and financial institutions to perform their contractual responsibilities;

•

our ability to continue to obtain financing, obtain financing at reasonable rates and to manage financing costs and interest rate risk, and our ability to refinance, extend or repay our substantial indebtedness;

•

the risk that information systems are interrupted or damaged or fail for any extended period of time, that new information systems are not successfully implemented or integrated, or that there is a data security breach in our information systems;

•	the risk that a decline in business volume or profitability could result in an impairment of goodwill or other long-lived assets;

•	our ability to timely or adequately respond to technological advances in the medical supply industry;

•	the costs associated with and outcome of outstanding and any future litigation, including product and professional liability claims;

•

adverse changes in U.S. and foreign tax laws and the outcome of outstanding tax contingencies and legislative and tax proposals, including an increase in a tax reserve that we expect to record for the quarter ended September 30, 2020 in connection with the Internal Revenue Service’s audit of our 2015 and 2016 consolidated income tax returns described in Note 9 to our unaudited financial statements for the quarter ended June 30, 2020, which we expect will adversely impact our results of operations for the quarter;

•	our ability to successfully implement the expense reduction and productivity and efficiency increasing initiatives;

•	our ability to continue to comply with the terms and conditions of Byram Healthcare’s Corporate Integrity Agreement;

•	the potentially adverse impact of the United Kingdom’s withdrawal from the European Union; and

•

other factors detailed from time to time in the reports we file with the SEC, including those described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” herein and in our 2019 Annual Report, as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the

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forward-looking statements. Please refer to the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, in our 2019 Annual Report, as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and in any of our subsequently filed quarterly reports and current reports with the SEC.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date the statement is made. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus to reflect events or circumstances after the date of the statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary includes highlights of more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read, in their entirety, this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the “Risk Factors” section of this prospectus supplement, our 2019 Annual Report, as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” for more information.

Our Company

Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading global healthcare solutions company with integrated technologies, products and services aligned to deliver significant and sustained value for healthcare providers, manufacturers and directly to patients across the continuum of care. Our teammates serve healthcare industry customers in over 70 countries, by providing quality products and helping to reduce total costs across the healthcare supply chain by optimizing point-of care performance, freeing up capital and clinical resources and managing contracts to optimize financial performance. The description of our business should be read in conjunction with the consolidated financial statements and supplementary data included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports.

Founded in 1882, Owens & Minor was incorporated in 1926 and has operated continuously from its Richmond, Virginia headquarters. Through organic growth and acquisitions over many years, we significantly expanded and strengthened our company, achieving international scale in the healthcare market. Today, we have distribution, production, customer service and sales facilities located across Asia, Europe, Latin America and the United States.

On April 30, 2018, we acquired substantially all of Avanos Medical, Inc.’s (Avanos, previously Halyard Health, Inc.) Surgical and Infection Prevention (S&IP) business, the name “Halyard Health” (and all variations of that name and related intellectual property rights) and its information technology (IT) systems. The Halyard business is a leading global provider of medical supplies and solutions for the prevention of healthcare associated infections across acute care and non-acute care markets.

On June 18, 2020, we completed the previously announced divestiture of our Movianto business, as well as certain support functions in our Dublin office, to Walden Group SAS (the “Buyer”) and EHDH (as Buyer’s guarantor) for cash consideration of approximately $133 million. We had announced our intention to sell our Movianto business as disclosed in our Current Report on Form 8-K filed on January 16, 2020, and on April 6, 2020, we entered into the Purchase Agreement with Buyer and Buyer’s guarantor.

Our Corporate Information

Founded in 1882, Owens & Minor, Inc. was incorporated in 1926 in Richmond, Virginia. Our executive and administrative offices are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Our telephone number is (804) 723-7000. Our website is located at www.owens-minor.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or any other prospectus supplement.

COVID-19 Update

We are closely monitoring the impact of COVID-19 on all aspects of our business, including how it impacts our customers, teammates, suppliers, vendors and distribution channels. We have taken actions to protect our teammates while maintaining business continuity as we respond to the needs from this global pandemic. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our teammates, customers, suppliers and shareholders.

Revenue in the first six months of 2020 of $3.9 billion includes a significant overall impact from COVID-19 related to the reduction of surgical procedures beginning in mid-March through the end of the second quarter, which was partially offset by a greater demand for personal protective equipment (“PPE”). Operating income also benefited from improved productivity and increased manufacturing output related to PPE, favorable product mix and operating efficiencies. We have expanded our PPE production operations to 24 hours a day, 7 days a week, and have taken measures to increase and improve our production such as retooling existing equipment, installing and optimizing new production lines and ramping up our new non-woven fabric machinery. Approximately seven billion units of our PPE have been shipped between January and August 2020. We expect that we will continue to benefit from heightened demand for our PPE as a result of various factors, including the implementation of new regulations and healthcare protocols calling for increased use of PPE, healthcare professional preference for medical grade PPE, stockpile PPE demand and the creation of new channels for PPE demand in healthcare, non-healthcare and international markets.

We are evaluating various government-sponsored COVID-response stimulus, relief, and production initiatives such as under the Defense Production Act (“DPA”) and recent Coronavirus Aid, Relief and Economic Security (“CARES”) Act. In April 2020, under the DPA, the U.S. Department of Defense initiated a technology investment agreement with us involving up to $30 million of anticipated funding of assets to expand capacity to supply N-95 respirator masks to the U.S. government. The nature of the agreement provides a program of expedited partial funding to begin expansion while final terms are completed. Through June 30, 2020, approximately $12 million had been expended and reimbursed in accordance with this arrangement. In addition, as allowed under the CARES Act, we have filed for a $13 million income tax refund with the IRS related to the carryback of net operating losses (“NOL”) incurred in 2018. This refund receivable was included in other current assets on our balance sheet as of June 30, 2020. In connection with this NOL carryback, we recorded a $5.2 million benefit to the income tax benefit for the six months ended June 30, 2020.

We are unable to predict the timing of the pandemic and the full impact that COVID-19 will have on our future financial position and operating results due to numerous variables and continued uncertainties. Although we have experienced growth in sales volumes for certain of our products (such as PPE) during the COVID-19 pandemic, as well as improved productivity and manufacturing output, there can be no assurance that such growth rates, increased sales volumes or other improvements will be maintained during or following the COVID-19 pandemic. See “Risk Factors—Risks Related to our Business—We are subject to risks related to public health crises or future outbreaks of health crises or other adverse public health developments such as the global pandemic associated with the 2019 novel coronavirus (COVID-19).”

THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Owens & Minor, Inc.

Common Stock offered hereby	8,475,000 shares of Common Stock (or 9,746,250 shares if the underwriters exercise their option to acquire additional shares of Common Stock in full).

Option to acquire additional shares of Common Stock	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to acquire up to 1,271,250 additional shares of Common Stock at the public offering price less underwriting discounts and commissions.

Common Stock to be outstanding immediately after this offering	72,240,193 shares (or 73,511,443 shares if the underwriters exercise their option to acquire additional shares of Common Stock in full).

Use of proceeds	We intend to use all or substantially all of the net proceeds from this offering to partially repay our Term A Loans and use any remaining proceeds for general corporate purposes. See “Use of Proceeds.”

Dividend policy	Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when, as and if declared by our board of directors, out of our assets legally available therefor.

Voting rights	Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee. The holders of our common stock do not have cumulative voting rights in the election of directors. The affirmative vote of more than two-thirds of the outstanding shares of common stock is required for certain amendments to our amended and restated articles of incorporation and the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Conflicts of interest	As described under “Use of Proceeds,” we expect to use all or substantially all of the net proceeds from this offering to partially repay our Term A Loans. Affiliates of certain of the underwriters, including the Representatives, are lenders under our Term A Loans. As a result, affiliates of certain of the underwriters, including the Representatives, may receive 5% or more of the net proceeds from this offering. Any such underwriters, including the Representatives, would be deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” for additional information.

Risk factors	You should carefully consider the “Risk Factors” herein and in our 2019 Annual Report, as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

NYSE ticker symbol	“OMI”

Unless otherwise indicated, in this prospectus supplement the number of shares of our Common Stock to be outstanding immediately after this offering is based on 63,765,193 shares of Common Stock outstanding as of September 28, 2020. These numbers:

•	assume no exercise by the underwriters of their option to acquire additional shares of Common Stock; and

•	exclude 4,916,810 shares of Common Stock issuable upon settlement of outstanding stock options and other equity awards, including performance shares.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth our summary consolidated financial and other data for the periods presented and at the dates indicated below. The summary consolidated statement of operations data and consolidated balance sheet data presented below for the two fiscal years ended December 31, 2019 and as of December 31, 2019 and December 31, 2018 have been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus supplement. The summary consolidated statement of operations data and consolidated balance sheet data presented below for the six months ended June 30, 2020 and June 30, 2019 and as of June 30, 2020 and June 30, 2019 have been derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in this prospectus supplement.

Our historical results are not necessarily indicative of the results that may be expected in any future period, and our interim results are not necessarily indicative of the results to be expected for a full fiscal year. The following summary consolidated financial data should be read together with the sections titled “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report and Quarterly Reports and our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	Year Ended December 31,		Six Months Ended June 30,
(in thousands, except per share data)	2018	2019	2019	2020
			(unaudited)
Consolidated Statement of Operations Data:
Net revenue	$9,418,192	$9,210,939	$4,727,544	$3,930,412
Cost of goods sold	8,347,666	8,082,448	4,164,407	3,392,445

Gross margin	1,070,526	1,128,491	563,137	537,967
Distribution, selling and administrative expenses	952,865	1,023,065	519,326	495,782
Goodwill and intangible asset impairment charges	413,945	—
Acquisition-related and exit and realignment charges	59,101	30,050	10,254	12,118
Other operating (income) expense, net	(3,039)	2,225	1,056	(2,886)

Operating (loss) income	(352,346)	73,151	32,501	32,953
Interest expense, net	70,983	98,113	51,506	44,948
Other expense, net	3,765	3,757	3,464	294

Loss from continuing operations before income taxes	(427,094)	(28,719)	(22,469)	(12,289)
Income tax benefit	(32,429)	(6,135)	(1,816)	(3,541)

Loss from continuing operations, net of tax	(394,665)	(22,584)	(20,653)	(8,748)
Loss from discontinued operations, net of tax	(42,347)	(39,787)	(3,919)	(58,203)

Net loss	$(437,012)	$(62,371)	$(24,572)	$(66,951)

Loss from continuing operations per common share: basic and diluted	$(6.58)	$(0.37)	$(0.34)	$(0.14)
Loss from discontinued operations per common share: basic and diluted	$(0.70)	$(0.66)	$(0.07)	$(0.96)

Net loss per common share: basic and diluted	$(7.28)	$(1.03)	$(0.41)	$(1.10)

	As of December 31,		As of June 30,
(in thousands, except per share data)	2018	2019	2019	2020
			(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents(1)	$66,308	$67,030	$91,339	$101,276
Total assets	3,773,788	3,643,084	3,896,071	3,137,786
Total liabilities	3,255,369	3,180,930	3,399,170	2,742,624
Total equity	518,419	462,154	496,901	395,162

(1)	Cash and cash equivalents as of June 30, 2019 include discontinued operations.

	Year Ended December 31,		Six Months Ended June 30,
(in thousands, except per share data)	2018	2019	2019	2020
			(unaudited)
Other Financial and Operating Data:
Adjusted operating income(1)	$176,773	$153,043	$66,065	$66,292
Adjusted operating income as a percent of revenue (adjusted operating margin)(1)	1.88%	1.66%	1.40%	1.69%
Adjusted net income(1)	$70,415	$34,001	$9,964	$14,905
Adjusted net income per share(1)	$1.15	$0.56	$0.16	$0.24

(1)	This prospectus supplement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect our core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate our performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing our performance to that of its competitors. However, the non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by us should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

The following table provides a reconciliation of reported operating income (loss) and net income (loss) to non-GAAP measures used by management for the years ended December 31, 2018 and 2019.

	Year Ended December 31,
(in thousands, except per share data)	2018	2019

Operating income (loss), as reported (GAAP)	$(352,346)	$73,151
Intangible amortization(1)	35,132	44,009
Goodwill and intangible asset impairment charges(2a)	413,945	—
Acquisition-related and exit and realignment charges(2)	59,101	30,050
Fair value adjustments related to purchase accounting(4a)	27,088	—
Software as a Service implementation costs(3)	2,287	4,408
Other(4)	(3,765)	(2,923)
Discontinued Operations(8)	(4,669)	4,348

Operating income, adjusted (non-GAAP) (Adjusted operating income)	$176,773	$153,043

Operating income (loss) as a percent of revenue (GAAP)	(3.74)%	0.79%
Adjusted operating income as a percent of revenue (non-GAAP) (adjusted operating margin)	1.88%	1.66%

Net loss as reported (GAAP)	$(437,012)	$(62,371)
Intangible amortization(1)	35,132	44,009
Income tax expense (benefit)(7)	(7,677)	(10,556)
Goodwill and intangible asset impairment charges(2a)	413,945	—
Income tax expense (benefit)(7)	(32,729)	—
Acquisition-related and exit and realignment charges(2)	59,101	30,050
Income tax expense (benefit)(7)	(13,079)	(7,207)
Fair value adjustments related to purchase accounting(4a)	27,088	—
Income tax expense (benefit)(7)	(5,696)	—
Software as a Service implementation costs(3)	2,287	4,408
Income tax expense (benefit)(7)	(743)	(1,057)
(Gain) loss on extinguishment and modification of debt(5)	—	830
Income tax expense (benefit)(7)	—	(199)
Tax adjustment(6)	(1,596)	—
Discontinued operations(8)	31,394	36,094

Net income, adjusted (non-GAAP) (Adjusted net income)	$70,415	$34,001

Net loss from continuing operations per diluted common share, as reported (GAAP)	$(7.28)	$(1.03)
Intangible amortization(1)	0.45	0.55
Goodwill and intangible asset impairment charges(2a)	6.38	—
Acquisition-related and exit and realignment charges(2)	0.75	0.37
Fair value adjustments related to purchase accounting(4a)	0.33	—
Software as a Service implementation costs(3)	0.02	0.06
(Gain) loss on extinguishment and modification of debt(5)	—	0.01
Tax adjustment(6)	(0.02)	—
Discontinued operations(8)	0.52	0.60

Net income per diluted common share, adjusted (non-GAAP) (Adjusted net income per share)	$1.15	$0.56

The following table provides a reconciliation of reported operating income (loss) and net income (loss) from continuing operations to non-GAAP measures used by management for the six months ended June 30, 2019 and 2020.

	Six Months Ended June 30,
(in thousands, except per share data)	2019	2020
	(unaudited)
Operating income (loss), as reported (GAAP)	$32,501	$32,953
Intangible amortization(1)	22,781	21,221
Acquisition-related and exit and realignment charges(2)	10,253	12,118
Software as a Service implementation costs(3)	1,991	—
Other(4)	(1,461)	—

Operating income, adjusted (non-GAAP) (Adjusted operating income)	$66,065	$66,292

Operating income as a percent of revenue (GAAP)	0.69%	0.84%
Adjusted operating income as a percent of revenue (non-GAAP) (adjusted operating margin)	1.40%	1.69%

Loss from continuing operations, as reported (GAAP)	$(20,653)	$(8,748)
Intangible amortization(1)	22,781	21,221
Income tax expense (benefit)(7)	(3,855)	(2,831)
Acquisition-related and exit and realignment charges(2)	10,253	12,118
Income tax expense (benefit)(7)	(1,679)	(1,616)
Software as a Service implementation costs(3)	1,991	—
Income tax expense (benefit)(7)	(353)	—
(Gain) loss on extinguishment and modification of debt(5)	2,003	2,271
Income tax expense (benefit)(7)	(524)	(303)
Other(4)	—	(2,331)
Income tax expense (benefit)(7)	—	311
Tax adjustment(6)	—	(5,187)

Income from continuing operations, adjusted (non-GAAP) (Adjusted net income)	$9,964	$14,905

Loss from continuing operations per diluted common share, as reported (GAAP)	$(0.34)	$(0.14)
Intangible amortization(1)	0.31	0.31
Acquisition-related and exit and realignment charges(2)	0.14	0.17
Software as a Service implementation costs(3)	0.03	—
(Gain) loss on extinguishment and modification of debt(5)	0.02	0.03
Other(4)	—	(0.04)
Tax adjustment(6)	—	(0.09)

Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted net income per share)	$0.16	$0.24

The following items have been excluded in our non-GAAP financial measures:

(1)	Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2a)	The charges resulted from our interim goodwill impairment testing performed as a result of a decline in our market capitalization and lower than projected financial results of certain reporting units due to customer losses and operational inefficiencies, which caused us to revise our expectations with regard to future performance.
(2)	Acquisition-related charges were $8.1 million for the six months ended June 30, 2020, compared to $7.8 million for the same period of 2019. Acquisition-related charges for the six months ended June 30, 2020 and for the year ended December 31, 2019 consist primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $4.0 million for the six months ended June 30, 2020, compared to $2.4 million for the same period of 2019. Exit and realignment charges for the six months ended June 30, 2020 were associated with severance from reduction in force and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges for the year ended December 31, 2019 were associated with severance costs, the establishment of our client engagement center, and IT restructuring charges.

(3)	Software as a Service (SaaS) implementation costs were associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4a)	The second and third quarters of 2018 include an incremental charge to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value in connection with the Halyard acquisition.
(4)	Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $1.2 million for the six months ended June 30, 2020, and gain from the surrender of company-owned life insurance policies of $(3.5) million for the six months ended June 30, 2020. Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan for the six months ended June 30, 2019.
(5)	(Gain) loss on extinguishment and modification of debt for the six months ended June 30, 2020 includes the write-off of deferred financing costs of $2.4 million and third party fees of $3.0 million, which was offset by a gain on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes of $(3.1) million, respectively, for the six months ended June 30, 2020. (Gain) loss on extinguishment and modification of debt for the year ended December 31, 2019 includes the write-off of deferred financing costs.
(6)	Includes a tax adjustment associated with the estimated benefits under the Coronavirus Aid, Relief, and Economic Security (CARES) Act for the six months ended June 30, 2020.
(7)	These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(8)	Discontinued operations included in the reconciliation to Adjusted operating income includes operating income (loss) adjusted for non-GAAP items from our Movianto business. Discontinued operations included in the reconciliation to Adjusted net income and Adjusted net income per share includes non-GAAP adjustments of $32.1 million in impairment charges and $4.0 million for the full year 2019 in other costs, primarily related to intangible amortization, from our Movianto business.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” in our 2019 Annual Report as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. If any of the risks discussed in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be materially adversely affected. In such cases, the trading price of our Common Stock could decline and you may lose all or part of your investment. The risks described below or incorporated by reference herein are not the only risks that we face. The occurrence of any of the additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could also materially and adversely affect our business, financial condition or results of operations and you may lose all or part of your original investment. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below or incorporated by reference herein. See “Cautionary Statement Concerning Forward-Looking Statements.” To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in the section entitled “Risk Factors” in our 2019 Annual Report as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement.

Risks Related to our Business

We are subject to risks related to public health crises or future outbreaks of health crises or other adverse public health developments such as the global pandemic associated with the 2019 novel coronavirus (COVID-19).

As a global healthcare solutions company, we are impacted by public health crises such as the global pandemic associated with COVID-19. The outbreak has significantly increased uncertainty and unpredictability of global economic conditions and the demand for and supply of raw materials and finished goods required for our operations. In addition, public and private sector policies and initiatives to reduce the transmission of COVID-19, such as the imposition of travel restrictions and the adoption of remote working, have impacted our operations. In these challenging and dynamic circumstances, we continue to work to protect our employees and the public, maintain business continuity and sustain our operations, including ensuring the safety and protection of the people who work in our production and distribution centers across the world, many of whom support the manufacturing and delivery of products that are critical in response to the global pandemic. We may restrict the operations of our production and distribution centers if we deem it necessary or if recommended or mandated by governmental authorities which would have an adverse impact on us. There is a risk that revenues will decrease ultimately resulting in less cash flow, we may see longer duration in receivables collection, and the need to expedite payments to important suppliers may grow. COVID-19 has impacted and may further impact our supply chains relative to global demand for our facial protection and protective apparel products. COVID-19 has also affected and may further affect the ability of suppliers and vendors to provide products and services to us or to do so at acceptable quality levels or prices. Some of these factors could increase the demand for our products, while others could decrease demand or make it more difficult for us to serve customers. For example, the significant reduction in elective surgical procedures, which began mid-March of 2020, resulted in a material negative impact on our revenue and profit for the quarter ended June 30, 2020. Any worsening of the COVID-19 pandemic or future outbreaks could result in similar reductions in elective surgical procedures or otherwise reduce demand for our products, any of which could have a material negative impact on our revenues and profit for the remainder of 2020 or future periods.

Although we have experienced significant growth in sales volumes for certain of our products (such as PPE) during the COVID-19 pandemic, as well as improved productivity and manufacturing output, there can be no assurance that such growth rates, increased sales volumes or other improvements will be maintained during or following the COVID-19 pandemic. We may also see a decline in such growth rates and sales volumes when the impact of the pandemic subsides and the healthcare system returns to a more normalized state. In particular, demand for such products may also decline as government-sponsored COVID response stimulus, relief and production initiatives, such as those under the DPA and the CARES Act, expire. An accelerated shift of demand away from certain of our products and services could also adversely impact our average selling prices, and our revenues and profit margins could suffer as a result.

Furthermore, COVID-19 has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates, and interest rates. For example, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital. Due to the speed with which the situation is developing and the uncertainty of its duration, any future outbreaks, similar pandemics, the timing of recovery, travel restrictions, business closures or business disruptions, a recession, depression or other sustained adverse market event resulting from the spread of the COVID-19 and the effectiveness of actions taken in the United States and other countries to contain and treat the disease, we are not able at this time to predict the extent to which the COVID-19 pandemic, or any future outbreaks or similar pandemics, may have a material effect on our financial or operational results. However, the following adverse risks exist:

•

Actions by the United States government or other foreign government could affect our business. These actions include purchasing products that we make or sell, imposing new product standards or allowing the use of alternative products, instituting regulatory requirements to purchase only locally manufactured products, exercising control over manufacturing or distribution operations, taking trade actions including the imposition or removal of tariffs or import / export controls, subsidizing the supply of products, or other actions;

•

Quarantine decisions by public or private entities may influence our ability to operate or our ability to ship or receive products. For example, if shipping companies cease or reduce land or sea freight channels, raw material and finished good deliveries may be slowed or stopped;

•	Our customers may change their payment patterns or lose their ability to pay invoices, which could have a material adverse impact on our cash flow;

•

Our suppliers may increase pricing or impose new purchasing requirements, such as minimum purchase quantities or pay-in-advance payment terms, which could have a material adverse impact on our cash flow;

•	Raw materials or finished goods that we require for our operations may not be available, or pricing for such items may increase beyond the willingness of our customers to pay;

•	New competitors may enter our market, including both small and large scale suppliers;

•

COVID-19 illness among our workers in manufacturing or distribution operations could impact our operations or compel the closure of one or more facilities for an unknown period of time. Labor relations in our facilities related to COVID-19 could also negatively impact our operations;

•	We may invest in additional manufacturing capacity for which demand slows in the future, which could have a material adverse impact on our cash flow; and

•

Technology infrastructure failures could materially inhibit our operations that currently include a substantial portion of remote work. For example, voice or data line failures resulting from natural, manmade or cyber-attack could impair our ability to operate.

We have incurred additional costs to ensure we meet the needs of our customers, including increasing our workforce in order to produce or distribute certain essential products for our customers, providing personal protective equipment to our workforce, incremental shipping and transportation costs, incremental technology costs, and additional cleaning costs throughout our facilities. We expect to continue to incur additional costs, which may be significant as we continue to implement operational changes in response to this pandemic, any future outbreaks or similar pandemics. Further, our management is focused on mitigating COVID-19, which has required and will continue to require, a large investment of time and resources across our enterprise and will delay other value added services and strategic initiatives. Additionally, currently some of our teammates are working remotely. An extended period of remote work arrangements, and any worsening of the COVID-19 pandemic, or future outbreaks, could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. If we do not respond appropriately to the pandemic, any future outbreaks or similar pandemics, or if customers do not perceive our response to be adequate for the United States or our international markets, we could suffer damage to our reputation and our brands, which could adversely affect our business.

The impact of COVID-19 may also exacerbate other risks discussed in this prospectus supplement and in Item 1A. Risk Factors in our Annual Report on Form 10-K as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

Risks Related to this Offering and Ownership of Our Common Stock

The market price for our Common Stock may be highly volatile.

The market price for our Common Stock may be highly volatile. A variety of factors may have a significant impact on the market price of our Common Stock, including, but not limited to:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	changes in our industry and competitors;

•	changes in government or legislation;

•	changes in our board of directors or management;

•	our financial condition, results of operations and cash flows and prospects;

•	activism by any single large shareholder or combination of shareholders;

•	lawsuits threatened or filed against us;

•

any future issuances of our Common Stock, which may include primary offerings for cash, stock splits, issuances in connection with business acquisitions, issuances of restricted stock/units and the grant or exercise of stock options from time to time;

•	trading volume of our Common Stock;

•	general market and economic conditions;

•	any outbreak or escalation of hostilities in areas where we do business;

•	impact of the COVID-19 pandemic, any worsening of the COVID-19 pandemic, or future outbreaks and any future pandemics; and

•

the other factors described under “Risk Factors” in our 2019 Annual Report as updated and supplemented by Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.

In addition, the NYSE can experience price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed on NYSE. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales of the Common Stock by us, or the perception in the public markets that these sales may occur, may depress the share price.

Sales of a substantial number of shares of Common Stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The company, its executive officers and directors have entered into lock-up agreements with the underwriters under which the company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of Common Stock without the permission of Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and certain of the company’s shareholders will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the Common Stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such Common Stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our Common Stock to fall.

Your percentage ownership may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation allows us to issue up to 200 million shares of Common Stock. Any shares of Common Stock that we issue, including under our share-based compensation plan or other equity incentive plans that we may adopt in the future or in connection with an acquisition or otherwise, would dilute the percentage ownership held by the investors who purchase shares of Common Stock in this offering.

Moreover, we will require additional capital in the future to continue our planned operations. For example, we have an at-the-market equity financing program in place pursuant to which we may sell up to $50 million of Common Stock from time to time. To the extent we raise additional capital by issuing additional shares of our Common Stock or other securities convertible into, or exchangeable for, our Common Stock, you may experience substantial dilution. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing shareholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into, or exchangeable for, Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $165 million (or approximately $190 million if the underwriters exercise their option to acquire additional shares of Common Stock in full) after deducting estimated fees and expenses, including the underwriters’ discounts and commissions. We intend to use all or substantially all of the net proceeds from this offering to partially repay our Term A Loans. Affiliates of certain of the underwriters, including the Representatives, are lenders under our Term A Loans. As a result, affiliates of certain of the underwriters, including the Representatives, may receive 5% or more of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Term A Loans mature on July 27, 2022. As of June 30, 2020, our credit spread on Term A Loans was Eurocurrency Rate (as defined in the Credit Agreement) plus 4.25%.

Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit. We intend to use any remaining proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to this offering (assuming no exercise of the underwriters’ option to acquire additional shares of Common Stock) and the use of proceeds therefrom (assuming we use all of the net proceeds to partially repay our Term A Loans), at the public offering price of $20.50 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Use of Proceeds” included in this prospectus supplement and the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report and Quarterly Reports, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
(in thousands, except per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$101,276	$101,276

Debt:
3.875% Senior Notes due September 2021	178,510	178,510
4.375% Senior Notes due December 2024	244,619	244,619
Term A Loans due July 2022	207,206	42,171
Term B Loan due April 2025	478,729	478,729
Revolver(2)	130,000	130,000
Receivables Securitization Program	147,339	147,339
Finance leases and other	12,251	12,251

Total debt	1,398,654	1,233,619
Less current maturities	(128,800)	(128,800)

Total long-term debt	1,269,854	1,104,819

Equity:
Common stock, par value $2 per share; authorized—200,000 shares; issued and outstanding—63,737 shares, actual and 72,212 shares, as adjusted(1)	127,474	144,424
Paid-in capital	258,733	415,071
Accumulated other comprehensive loss	(61,585)	(61,585)
Retained earnings	70,540	70,540
Total equity	395,162	568,450

Total capitalization	$1,665,016	$1,673,269

(1)	Based on 63,737,133 shares of Common Stock outstanding as of June 30, 2020. These numbers:

•	assume no exercise by the underwriters of their option to acquire additional shares of Common Stock; and

•	exclude 5,026,077 shares of Common Stock issuable upon settlement of outstanding stock options and other equity awards, including performance shares.

(2)	As of June 30, 2020, we had $256.1 million available for borrowing under our revolving credit facility, after giving effect to $13.9 million of outstanding letters of credit.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general summary of certain U.S. federal income tax considerations with respect to the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering by non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary, and final Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities are subject to differing interpretations and may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This summary is limited to non-U.S. holders who purchase our Common Stock pursuant to this offering and who hold shares of our Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or any aspect of U.S. federal tax law other than income taxation (such as U.S. federal gift and estate tax laws) or the effect, if any, of the alternative minimum tax, base erosion and anti-abuse tax, the Medicare contribution tax imposed on net investment income, or the rules with respect to conforming the timing of income accruals to financial statements pursuant to Section 451 of the Code. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to a non-U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders, brokers or dealers in securities, commodities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and former citizens or former long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons with a functional currency other than the U.S. dollar;

•	persons that own or have owned (directly, indirectly or constructively) 5% or more of our Common Stock outstanding (by vote or value) for U.S. federal income tax purposes;

•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partner or partnership. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY NON-U.S., STATE, OR LOCAL TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock and you are neither a “U.S. person” nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined in the Code) who have the authority to control all substantial decisions of the trust or (y) which has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions

We do not expect to make any distributions for the foreseeable future. However, if we do make distributions on our Common Stock, other than certain pro rata distributions of Common Stock, those distributions (and certain redemptions that are treated as distributions with respect to common stock) will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed both our current and our accumulated earnings and profits, they will first constitute a tax-free return of capital and will reduce your adjusted tax basis in our Common Stock (determined on a share by share basis), but not below zero, and then any excess will be treated as capital gain from the sale of our Common Stock, subject to the tax treatment described below in “—Gain on Sale or Other Taxable Disposition of Common Stock.”

Any dividend paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected” dividends, as described below. In order to claim treaty benefits to which you are entitled, you must provide us with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that you are not a “United States person” as defined under the Code and qualify for the reduced treaty rate. If you do not timely furnish the required documentation, but are otherwise eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent (subject to certain exceptions), either directly or through other intermediaries. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to you of any dividends and may be required to be updated periodically. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

We may withhold up to 30% of the gross amount of the entire distribution even if such distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury Regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

Dividends received by you that are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from the U.S. federal withholding tax described above. In order to claim this exemption, you must provide us (or, if applicable, our paying agent or other relevant withholding agent) with an IRS Form W-8ECI (or a successor form) properly certifying that the dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are generally taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits (except as provided by an applicable income tax treaty). In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Any distributions we make to a non-U.S. holder with respect to its shares of our Common Stock will also be subject to the rules discussed below under the headings “Backup Withholding and Information Reporting” and “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding FATCA and backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•

our Common Stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or a “USRPHC,” for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or your holding period for, our Common Stock, and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet above, you generally will be subject to U.S. federal income tax on the gain derived from the sale or other taxable disposition (net of certain deductions or credits) under the U.S. federal income tax rates generally applicable to U.S. persons (except as provided by an applicable income tax treaty), and corporate non-U.S. holders described in the first bullet above also may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you are an individual non-U.S. holder described in the second bullet above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses for that taxable year (even though you are not considered a resident of the United States), provided that you have timely met certain requirements, including filing U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, we have not determined whether we are or have been a USRPHC for U.S. federal income tax purposes. In general, we would be a USRPHC if our “U.S. real property interests” comprised at least 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in our trade or business. Even if we were, during the relevant period, are, or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock would not be subject to U.S. federal income tax if our Common Stock is “regularly traded” (within the meaning of applicable Treasury regulations) on an established securities market, and such non-U.S. holder has owned, actually or constructively, five percent or less of our Common Stock at all times during the applicable period described above. If we are or were to become a USRPHC and our Common Stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC, and the potential application of any income tax treaties that may provide for different rules.

Any sale or other disposition with respect to a non-U.S. holder’s shares of our Common Stock will also be subject to the rules discussed below under the headings “Backup Withholding and Information Reporting” and “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Backup Withholding and Information Reporting

Payments of dividends on our Common Stock will not be subject to backup withholding, provided you either certify under penalty of perjury your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or a successor form), or otherwise establish an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to you, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or you otherwise establish an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in your country of residence, establishment, or organization.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the non-U.S. holder timely files the appropriate claim with the IRS and the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Tax on Payments Made to Foreign Accounts

Legislation commonly known as the Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, “FATCA,” impose withholding tax at a rate of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of the Common Stock, recently proposed regulations, on which taxpayers are permitted to rely until final regulations are issued, eliminate withholding on such gross proceeds. There can be no assurance that these proposed regulations will be finalized in their present form. The withholding provisions under FATCA generally apply to all withholdable payments (including dividends on our Common Stock) without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives (the “Representatives”) of the underwriters named below. Robert W. Baird & Co. Incorporated is also acting as a joint book-running manager. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,923,875
BofA Securities, Inc.	2,839,125
J.P. Morgan Securities LLC	1,356,000
Robert W. Baird & Co. Incorporated	678,000
PNC Capital Markets, LLC	381,375
Guggenheim Securities, LLC	296,625

Total	8,475,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,271,250 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We and our officers and directors have agreed that, for a period of 90 days from the date of the underwriting agreement (the “Restricted Period”), we and they will not, without the prior written consent of the Representatives, dispose of or hedge any shares or any securities convertible into or exchangeable for our Common Stock. The Representatives, in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The restrictions described in the immediately preceding paragraph do not apply to us with respect to (a) issues and sales of Common Stock, options or other equity awards pursuant to any equity incentive plan, inducement plan, employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of this prospectus supplement and (b) issues of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of this prospectus supplement.

The restrictions described in the second preceding paragraph do not apply to our officers and directors with respect to:

(a)	transfer of shares of Common Stock:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)	by will or intestacy,

(iii)	to any trust for the direct or indirect benefit of the securityholder or the immediate family of the securityholder, or if the securityholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iv)	to a partnership, limited liability company or other entity of which the securityholder and the immediate family of the securityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under paragraphs (i) through (iv) above,

(vi)	if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the securityholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the securityholder or affiliates of the securityholder (including, for the avoidance of doubt, where the securityholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the securityholder,

(vii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii)	to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)	as part of a sale of the securityholder’s shares of Common Stock acquired in open market transactions after the closing date for this offering,

(x)	to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement will be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the securityholder pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Disclosure Package and the Final Prospectus (as such terms are defined in the lock-up agreement), or

(xi)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a change of control (as defined in the lock-up agreement) of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the securityholder’s shares of Common Stock will remain subject to the provisions of the lock-up agreement;

provided that (A) in the case of any transfer or distribution pursuant to paragraph (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer will not involve a disposition for value and each donee, devisee, transferee or distributee will execute and deliver to the Representatives a lock-up letter in the form of the lock-up agreement, (B) in the case of any transfer or distribution pursuant to paragraph (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public announcement shall be required or will be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to paragraph

(a)(vii) and (viii) it will be a condition to such transfer that no public filing, report or announcement will be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement will clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)	exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that any shares of Common Stock received upon such exercise, vesting or settlement will be subject to the terms of the lock-up agreement;

(c)	convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion will be subject to the terms of the lock-up agreement;

(d)	establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plans do not provide for the transfer of shares of Common Stock during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement will be required or made voluntarily in connection with such trading plan; and

(e)	transfer or sell Common Stock pursuant to any Rule 10b5-1 plan that has been entered into by the securityholder prior to the date of the lock-up agreement, provided that such Rule 10b5-1 plan will not be amended or otherwise modified during the Restricted Period, and provided further that no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure will be made by the securityholder during the Restricted Period, unless such filing is required and indicates in the footnotes thereto that the transfer or disposition is made pursuant to a trading plan pursuant to Rule 10b5-1.

The shares are listed on the New York Stock Exchange under the symbol “OMI.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$0.97375	$0.97375
Total	$8,252,531.25	$9,490,410.94

We estimate that the total expenses of this offering payable by us will be $450,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

As described under “Use of Proceeds,” we expect to use all or substantially all of the net proceeds from this offering to partially repay our Term A Loans. Affiliates of certain of the underwriters, including the Representatives, are lenders under our Term A Loans. As a result, affiliates of certain of the underwriters, including the Representatives, may receive 5% or more of the net proceeds from this offering. Any such underwriters, including the Representatives, would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Use of Proceeds” for additional information.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Citigroup Global Markets Inc. is the sales agent under the equity distribution agreement dated May 21, 2020 between us and Citigroup Global Markets Inc., and will receive customary fees under the terms and conditions of such agreement in connection with the issuance and sale from time to time of shares of our Common Stock. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area and United Kingdom

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA or the United Kingdom has been or will be prepared. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In relation to each Member State of the European Economic Area (each, a “Member State”) an offer to the public of our shares may not be made in that Member State, except that an offer to the public in that Member State of our shares may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our shares shall result in a requirement for the publication by us or any underwriter of a prospectus supplement or prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our shares of Common Stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares to be offered so as to enable an investor to decide to purchase our shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is being distributed only to, and is directed only at persons outside the United Kingdom or persons in the United Kingdom who are (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities falling within Article 49(2) of the Order or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not act or rely on this document or any of its contents. Persons into whose possession this prospectus supplement may come are required by the issuer and the underwriters to inform themselves about and to observe such restrictions. This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Regulation and is therefore not an approved prospectus for the purposes of, and as defined by, the Prospective Regulation (or Section 85 of the FSMA) and has not been approved by the Financial Conduct Authority or any other competent authority.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time. This document as well as any other material relating to the shares is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Furthermore, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority of the United Arab Emirates or the Dubai Financial Services Authority.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any shares or caused such shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such shares or cause such shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument

31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the securities offered in this offering and certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Certain other legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Owens & Minor, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 and 2018 consolidated financial statements refers to a change in method of accounting for leases related to the adoption of Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases (Topic 842), effective January 1, 2019.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, of any combination of the following types of securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	units;

•	subscription rights; or

•	any combination of these securities.

The securities will have an aggregate initial offering price of up to $300,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus, as applicable. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement including any documents incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our securities involves risks. You should refer to “Risk Factors” beginning on page 2 of this prospectus and the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering to the extent required. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We can provide no assurance as to any information others may provide. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “Owens & Minor,” “our company,” “we,” “us” and “our” refer to Owens & Minor, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required.

i

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.owens-minor.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement).

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 4, 2020, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2020 and definitive additional materials filed on April 6, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February  18, 2020 (item 1.01 only), February  19, 2020 (item 1.01 only), March  2, 2020, March  27, 2020 (item 8.01 only), April  6, 2020 and May 6, 2020 (item 5.02 and item 5.07) and our Current Report on Form 8-K/A filed with the SEC on April 9, 2020; and

•	our Form 8-A filed with the SEC on July 13, 2004, including any amendments or supplements thereto.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, (804) 723-7000. We also make these filings available at no cost through the “SEC Filings” on our website located at www.owens-minor.com as soon as reasonably practicable after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to:

•

our ability to achieve revenue and operating income goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, a decrease in revenue ultimately resulting in less cash flow, longer duration in receivables collection, the need to expedite payments to important suppliers may grow, shifts in demand away from certain products we manufacture and distribute, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, or temporary production and distribution center and office closures due to reduced workforces or government mandates, potential resulting labor negotiations or disputes, changes in the types and numbers of businesses that compete with us, including non-traditional competitors, and the aggressiveness of that competition, and trends in elective surgeries and other healthcare spending not directly associated with COVID-19;

•	our ability to successfully close the sale of our European logistics business, Movianto, to EHDH Holding Group (EHDH);

•	competitive pressures in the marketplace, including intense pricing pressure;

•	our ability to retain existing and attract new customers in a market characterized by significant customer consolidation and intense cost-containment initiatives;

•	our dependence on sales to certain customers or the loss or material reduction in purchases by key customers;

•	our dependence on distribution of product of certain suppliers;

•	our ability to successfully identify, manage or integrate acquisitions;

•

our ability to successfully manage our international operations, including risks associated with changes in international trade regulations, foreign currency volatility, changes in regulatory conditions, deteriorating economic conditions, adverse tax consequences, and other risks of operating in international markets;

•	uncertainties related to and our ability to adapt to changes in government regulations, including healthcare laws and regulations;

•	risks arising from possible violations of legal, regulatory or licensing requirements of the markets in which we operate;

•	uncertainties related to general economic, regulatory and business conditions;

•	our ability to successfully implement our strategic initiatives;

•	the availability of and modifications to existing supplier funding programs and our ability to meet the terms to qualify for certain of these programs;

•	the effect of price volatility in the commodities markets, including fuel price fluctuations, on our operating costs and supplier product prices;

•	our ability to adapt to changes in product pricing and other terms of purchase by suppliers of product;

•	the ability of customers and suppliers to meet financial commitments due to us;

•	changes in manufacturer preferences between direct sales and wholesale distribution;

•	changing trends in customer profiles and ordering patterns and our ability to meet customer demand for additional value-added services;

•	our ability to manage operating expenses and improve operational efficiencies in response to changing customer profiles;

•	our ability to meet performance targets specified by customer contracts under contractual commitments;

•	availability of and our ability to access special inventory buying opportunities;

•	the ability of business partners and financial institutions to perform their contractual responsibilities;

•

our ability to continue to obtain financing, obtain financing at reasonable rates and to manage financing costs and interest rate risk, and our ability to refinance, extend or repay our substantial indebtedness;

•

the risk that information systems are interrupted or damaged or fail for any extended period of time, that new information systems are not successfully implemented or integrated, or that there is a data security breach in our information systems;

•	the risk that a decline in business volume or profitability could result in an impairment of goodwill or other long-lived assets;

•	our ability to timely or adequately respond to technological advances in the medical supply industry;

•	the costs associated with and outcome of outstanding and any future litigation, including product and professional liability claims;

•	adverse changes in U.S. and foreign tax laws and the outcome of outstanding tax contingencies and legislative and tax proposals;

•	our ability to successfully implement the expense reduction and productivity and efficiency increasing initiatives;

•	our ability to continue to comply with the terms and conditions of Byram Healthcare’s Corporate Integrity Agreement;

•	the potentially adverse impact of the United Kingdom’s withdrawal from the European Union; and

•

other factors detailed from time to time in the reports we file with the SEC, including those described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, and as updated and supplemented by our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

OUR COMPANY

Overview

Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading global healthcare solutions company with integrated technologies, products and services aligned to deliver significant and sustained value for healthcare providers, manufacturers and directly to patients across the continuum of care. Our teammates serve healthcare industry customers in over 70 countries, by providing quality products and helping to reduce total costs across the healthcare supply chain by optimizing point-of care performance, freeing up capital and clinical resources and managing contracts to optimize financial performance. The description of our business should be read in conjunction with the consolidated financial statements and supplementary data included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Founded in 1882, Owens & Minor was incorporated in 1926 and has operated continuously from its Richmond, Virginia headquarters. Through organic growth and acquisitions over many years, we significantly expanded and strengthened our company, achieving international scale in the healthcare market. Today, we have distribution, production, customer service and sales facilities located across Asia, Europe, Latin America and the United States.

On April 30, 2018, we acquired substantially all of Avanos Medical, Inc.’s (Avanos, previously Halyard Health, Inc.) Surgical and Infection Prevention (S&IP) business, the name “Halyard Health” (and all variations of that name and related intellectual property rights) and its information technology (IT) systems. The Halyard business is a leading global provider of medical supplies and solutions for the prevention of healthcare associated infections across acute care and non-acute care markets.

On April 6, 2020, we entered into a purchase agreement to sell our European logistics business, Movianto, to EHDH Holding Group (EHDH), a privately held French company. The divestiture is intended to provide us with a greater ability to focus on and invest in our differentiated products, services and U.S. distribution businesses. See Note 3, “Discontinued Operations,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for further information.

Corporate Information

Founded in 1882, Owens & Minor, Inc. was incorporated in 1926 in Richmond, Virginia. Our executive and administrative offices are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Our telephone number is (804) 723-7000. Our website is located at www.owens-minor.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE SOLD

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, stock purchase contracts, warrants, stock purchase agreements and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement as applicable.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated articles of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $2.00 per share, and 10,000,000 shares of cumulative preferred stock, par value $100.00 per share. As of March 6, 2020, 63,050,091 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when, as and if declared by our board of directors, out of our assets legally available therefor.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee. The holders of our common stock do not have cumulative voting rights in the election of directors. The affirmative vote of more than two-thirds of the outstanding shares of common stock is required for certain amendments to our amended and restated articles of incorporation and the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

Upon our dissolution, liquidation or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock that we may authorize and issue in the future.

The transfer agent and registrar for shares of our common stock is Computershare.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the New York Stock Exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including:

•	the rate of dividend, the time of payment and the dates from which any dividends shall be cumulative and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class either generally or as a condition to specified corporate action, subject to certain limitations;

•	the price at which and the terms and conditions upon which shares may be redeemed;

•	the amount payable upon shares in the event of involuntary or voluntary liquidation;

•	sinking fund provisions of the redemption or purchase of shares, if any; and

•	the terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

Anti-Takeover Provisions

Certain provisions in our amended and restated articles of incorporation and our amended and restated bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business or removal of our incumbent directors or officers.

Certain Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Election and Removal of Directors; Vacancies. Each of our directors is elected by the vote of a majority of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of director nominees at such meeting exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast. Under our amended and restated bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose at which a quorum is present constitutes a majority of the votes entitled to be cast at an election of directors. Our amended and restated bylaws currently provide that the total number of directors is 8. The number of directors may be increased or decreased by amendment of our amended and restated bylaws.

Vacancies in the board may be filled by shareholders or by the board. Subject to the rights of any preferred stock, any vacancy on our board of directors resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only by the chairman of our board of directors, our chief executive officer or by a majority of the board of directors.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. Our amended and restated bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to our corporate secretary, together with certain specified information, not later than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in our amended and restated bylaws.

Authorized but Unissued Capital Stock. Our amended and restated articles of incorporation currently authorize more capital stock than we have issued. The listing requirements of the New York Stock Exchange, which will apply so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Virginia Law

Control Share Acquisitions Statute. Virginia law contains provisions relating to “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the Virginia law grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating control share acquisitions.

Affiliated Transactions Statute. Virginia law also contains provisions governing “affiliated transactions.” An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10% of any class of the corporation’s outstanding voting shares (a “10% holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than 5%. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10% holder for a period of three years following the date that such person became a 10% holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10% holder, approve the affiliated transaction or (2) before the date the person became a 10% holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10% holder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out of the Virginia anti-takeover law regulating affiliated transactions.

Shareholder Action by Unanimous Consent. Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our amended and restated articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Limitations on Liability and Indemnification of Officers and Directors

Virginia law permits, and our amended and restated articles of incorporation provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of our company. This indemnification does not apply in the case of willful misconduct or a knowing violation of the criminal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the deposit agreement and depositary receipt for the applicable depositary shares. The forms of deposit agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the deposit agreement and the depositary receipt. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock of any class or series rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

The preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•

the terms of the class or series of preferred stock deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share;

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Stock

Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the deposit agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Stock

If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

Unless otherwise provided in this prospectus, the applicable prospectus supplement or as required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Stock.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•

there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the deposit agreement.

Miscellaneous

The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we may offer and sell. We may issue warrants to purchase common stock or preferred stock or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements (“warrant agreements”) each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants (“warrant certificate”) that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•

the designation, number (or amount) and terms of shares of common stock or preferred stock, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•	the exercise price, or the manner of determining the price, at which the shares of common stock or preferred stock, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement. Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of common stock or preferred stock warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may offer stock purchase contracts either separately or together with other securities offered hereby. The following description of the stock purchase contracts provides certain general terms and provisions of the stock purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts and, if applicable, any prepaid securities (as defined below), the stock purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of stock purchase contracts. The form of stock purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of stock purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the stock purchase contracts and the summary of some of the terms of the particular stock purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular stock purchase contracts or stock purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

Stock purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any series of common stock, preferred stock, depository shares, warrants, stock purchase contracts, units and subscription rights being offered directly to underwriters or dealers for resale to the public or to institutional investors, directly to institutional investors, directly to purchasers or to a single purchaser, through agents, brokers or dealers to the public or to institutional investors, or through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, at prices related to prevailing market prices or at negotiated prices. The applicable prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this Registration Statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to any conditions set forth in the prospectus supplement and the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform other services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities offered hereby as to New York law, and Hunton Andrews Kurth LLP, Richmond, Virginia, as to Virginia law. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Owens & Minor, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 and 2018 consolidated financial statements refers to a change in method of accounting for leases related to the adoption of Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases (Topic 842).

8,475,000 Shares

Owens & Minor, Inc.

PROSPECTUS SUPPLEMENT

October 1, 2020

Joint Book-Running Managers

Citigroup

BofA Securities

J.P. Morgan

Baird

Co-Managers

PNC Capital Markets LLC

Guggenheim Securities